Exhibit 99.1

Anchor Equity Partners, KKR and Management to Acquire a

Controlling Stake in Groupon’s Ticket Monster

Collaboration between TMON’s management and experienced local partners to enhance growth of South Korean e-commerce leader

SEOUL – April 20, 2015 – Private equity investor Anchor Equity Partners and leading global investment firm KKR have signed a definitive agreement to acquire a controlling stake in leading South Korean mobile commerce company Ticket Monster Inc. (“TMON”) from Groupon, Inc. (NASDAQ: GRPN)

Anchor and KKR, in conjunction with TMON’s management, will jointly acquire a controlling stake in TMON and will inject new capital into the company to help fund its future growth opportunities. Anchor and KKR will hold equal stakes in the company. Some of the world’s largest pension, sovereign wealth funds and institutional investors, including the Canada Pension Plan Investment Board and Pavilion Capital, will also be participating as investors in this transaction. Groupon, which acquired TMON in January 2014, will retain a fully diluted 41% minority stake in the company. The investment is based on a $782 million fully diluted valuation of TMON. KKR and Anchor will work closely with TMON’s co-founder and CEO Dan Shin and the management team to grow the business.

“We are extremely excited to work with such world-class partners. KKR and Anchor not only bring global experience in the retail and technology sectors, but they are also experienced local partners with strong business expertise in South Korea,” said Mr. Shin. “We are thrilled to be working with distinguished partners who share our vision for growth and offer significant pools of capital in support of TMON’s initiatives. With their help and investment, this company will have greater opportunities to attract new customers and expand into new businesses.”

Groupon CEO Eric Lefkofsky said the partnership strengthens an already powerful local brand.

“Ticket Monster demonstrates the global appeal and power of a mobile commerce marketplace,” said Mr. Lefkofsky. “With additional support from KKR and Anchor, TMON will be even better resourced and positioned in the Korean market.”

TMON is a pioneering mobile-first, e-commerce platform that provides a premium online and mobile shopping experience to customers across South Korea. TMON has already become one of Korea’s largest online retail marketplaces and offers a curated selection of discounted items across three main categories: Goods, which includes clothing, household and fast-moving consumer goods; Local Services, including restaurant, entertainment and leisure coupons; and Travel, encompassing discounted transportation tickets, hotel stays and vacation packages.

TMON’s business leverages key consumption and technology trends in South Korea, a market which is experiencing a rapid shift from offline-to-online and PC-to-mobile retail. South Korea’s e-commerce market has experienced a CAGR of 16% since 2008, stemming from consumers’

increasing focus on convenience, selection and value items, according to South Korea’s National Statistics Office. Mobile commerce, led by application-based technology, is expected to achieve 40% market penetration by 2017, up from 2% in 2011, according to Mirae Asset research. This complements steady mobile growth in South Korea due to the country’s extensive telecom and logistics infrastructure.

TMON’s mobile application had been downloaded more than nine million times as of December 31, 2014. About 70% of TMON’s customers complete their transactions via mobile.

“We believe that South Korea represents a sizable and attractive market opportunity given the clear shift by consumers towards mobile commerce, convenience and value goods,” said Stephen Ko, Managing Director of KKR Asia, and Sae Wook Wi, Partner of Anchor.

“We are excited to invest in this fast-growing sector and provide greater financial resources to Ticket Monster. The strong combination of a well-resourced shareholder base and an innovative management team puts TMON in pole position to lead the market with dynamic, creative services and drive value for consumers. We look forward to working with Dan, his team at TMON and Groupon during an exceptional time for mobile commerce in Korea,” added Mr. Ko and Mr. Wi.

KKR, which is making the investment from Asian Fund II, has a long-established track record of supporting technology companies, having invested more than $13 billion of equity in more than 50 companies across software, internet, media and IT-infrastructure since 2000. Recent investments include GoDaddy, Internet Brands, Trainline and Uxin. KKR also intends to leverage its experience investing in world-class consumer goods and retail companies, including Oriental Brewery, Dollar General, Walgreens Boots Alliance and Haier, to help TMON grow and achieve its goals.

Established in 2012, Anchor has quickly garnered a solid reputation for its experience and portfolios in the services, logistics & distribution and consumer & retail sectors in Korea, as well as successful track records in developing its portfolio companies as leaders in their respective industries. Key investments include Metanet MCC, Geo-young, CheonJiYang and Kyungnam Energy. Anchor will leverage its experience to create value in TMON by implementing best practices and instituting sophisticated corporate governance and controls. Anchor invests in TMON from Anchor Equity Partners Fund I.

The transaction is expected to close in the second quarter of 2015, subject to regulatory and customary closing conditions.

About Ticket Monster

Ticket Monster Inc. was founded in 2010 and is one of leading e-commerce companies in Korea today. In 2014, 70% of TMON’s transactions were completed on mobile devices and its customer base continued to expand into multiple age segments. The company operates in three key verticals - Goods, Local and Travel - and offers over 47,000 SKUs through partnerships with approximately 15,000 merchants.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE:KKR), please visit KKR’s website at www.kkr.com.

About Anchor Equity Partners

Founded in 2012, Anchor Equity Partners is a private equity fund focusing primarily on growth and consolidation opportunities in Korea. Anchor was established by three senior investment professionals consisting primarily of Goldman Sachs’ Korean Principal Investment team. In all of its investments, Anchor focuses on closely partnering with the right management teams and owners to create shareholder value.

About Groupon

Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon’s top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Groupon’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Groupon’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in its expectations.

Media Contacts:

For Groupon

Bill Roberts, +1 312-459-5191

billr@groupon.com

Mihyun Kim, +82-10-8705-4543

mihyun.kim@insightcomms.com

For KKR

Asia Pacific

Anita Davis, +852-3602-7335

anita.davis@kkr.com

Soo Park, +82-10-3752-0415

soopark@newscom.co.kr

Americas

Kristi Huller, +1 212 230 9722

kristi.huller@kkr.com

For Anchor Equity Partners

Sean Choi, +852-3998-4960

sean.choi@anchorpe.com

For Ticket Monster

James Song, +82 2 2098 4287 / +82 10 9030 7883

james.song@tmon.co.kr